Monaker Group, Inc. 8-K

Exhibit 10.2

MARKETING AND CONSULTING AGREEMENT

This Marketing and Consulting Agreement (this “Agreement”) is entered into on October 16, 2017 by and between Monaker Group, Inc. a Nevada corporation (“MKGI”), and Exponential, Inc., a Wyoming corporation (“XPO”).

A.

XPO has a background in software development, online marketing, advertising, public relations and lead generation, and is willing to provide services to MKGI based on this background.

B.

MKGI desires to have services provided by XPO.

Therefore, the parties agree as follows:

1.

DESCRIPTION OF SERVICES.

a.

The Services. Beginning on or around October 16, 2017, XPO will provide the following services (collectively, the “Services”):

i.

Software Development. XPO shall develop a white label version of its e-commerce platform dubbed “XPO2” on behalf of MKGI. Said platform shall carry the name “NextTripRewards” (or similar) and will be hosted under the domain name NextTripRewards.com (NTR) or similar. Additionally, XPO shall build the API interface that connects all current and future XPO platforms developed on behalf of third-party clients to MKGI's NextTrip booking engine. Said platform and API shall delivered within 30 calendar days from the date of signature of this Agreement.

ii.

Platform Maintenance. XPO shall maintain NTR on behalf of MKGI and manage all merchant relationships, products and services sold on the platform, as well as the reporting and accounting of all transactions to MKGI.

iii.

Payment for Transactions. XPO shall remit payment for MKGI's share of affiliate transactions within 30 days of receipt of such payments from the various merchants present on the platform.

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iv.

Promotion of MKGI. XPO shall make every effort to promote MKGI (the Company) as well as MKGI's products and services via the e-commerce platform and the platform's “Daily Deals” email application.

a. Reporting. XPO shall deliver detailed campaign activity reports to MKGI, as follows:

Monthly Reports. Monthly activity reports for all other marketing efforts such as NTR and other.

v.

Exclusivity. XPO shall grant MKGI exclusivity as the sole ALR (alternative lodging rentals) provider on its XPO2 platforms.

vi.

ASO (AppStore Optimization). XPO shall manage the ASO campaign for the NextTrip's mobile applications currently hosted on the Android Playstore and in the iOS AppStore. The total gross amount of travel bookings resulting from these marketing efforts shall count towards the performance quota outlined in 3.c. Below (Commission Compensation).

b.

Disclosure Materials Approval. XPO agrees that any and all disclosure materials used to provide the Services (collectively the “Disclosure Materials”) will be prepared solely from materials publicly available and will be subject to the prior review and reasonable approval of MKGI. XPO shall submit a final draft of any Disclosure Material to the attention of MKGI’s investor relations representative as soon as practicable prior to the anticipated date of distribution of such Disclosure Material. MKGI will use reasonable efforts to notify XPO of its acceptance or rejection of each Disclosure Material, provided, however that if MKGI does not contact XPO prior to the proposed date of distribution of the Disclosure Material, such Disclosure Material will be deemed rejected and may not be used, published or disseminated by XPO in any way.

2.

PERFORMANCE OF SERVICES.

a.

Implementation Strategies. XPO shall implement plans and strategies that help client create awareness of its products or services among the worldwide financial community.

b.

Marketing Strategy. XPO shall interact with MKGI management and its investor relations teams to determine the marketing strategy.

c.

Branding. XPO shall work with the MKGI public relations team to review branding, positioning of MKGI’s marketing material to insure that said material have a positive impact on the target market.

d.

Manner of Services. The manner in which the Services are to be performed and the specific hours to be worked by XPO shall be determined by XPO. MKGI will rely on XPO to work as many hours as may be reasonably necessary to fulfill MKGI’s obligations under this Agreement. XPO agrees that the Services will be rendered in a “workmanlike manner,” consistent with the manner of performance by other consultants providing the same or similar services as being rendered hereunder.

3.

PAYMENT. Subject to satisfactory performance of XPO as described and defined in Sections 1, 2, 7 and 9-13, MKGI will remit a one-time cash fee to XPO for the Services described as follows:

a.

Cash Compensation. A one-time cash fee of US$15,000 to help cover the costs associated with the integration of MKGI's NextTrip (NT) platform into the XPO white label e-commerce platform. This cash fee shall be paid to XPO as follows:

- $7500 upon signature of this Agreement.

- $7500 upon successful delivery of the platform.

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Additionally, MKGI may elect, at its sole discretion, to hire XPO for additional software development services beyond the scope of this agreement. The rate for such services shall be set at $55 per hour.

b.

Equity Compensation. 150,000 shares of restricted common stock of MKGI (the “Shares”) in compensation for the delivery, maintenance and optimization of the XPO white label platform as well as other services described under paragraph 1. Said shares shall be issued upon signature of this agreement.

c.

Commission Compensation. An additional, commission based cash compensation shall be due to XPO as long as the criteria outlined below is met during the course of this agreement:

- from $0 to $2 million in sales generated via NT, no additional cash compensation shall be due.

- any amount over $2 million in sales generated via NT shall be commissionable at a flat rate of 5% on all gross travel bookings.

The Commission Compensation shall be tracked and calculated via NT on a calendar month basis and due to XPO within 30 days after a billing statement has been issued to MKGI. The calculation of the Commission Compensation shall include any and all sales volume generated via the consumer-facing mobile applications and marketed via ASO as outlined under article 1.a.vi.

All shares to be issued under this Agreement shall be issued to Exponential, Inc.

d.

Extension Compensation. The initial term of three years of this Agreement can be extended based on mutual written agreement executed by both parties prior to the expiration of the initial term of this Agreement.

4.

SUPPORT SERVICES. At the request of XPO, MKGI will make reasonable efforts to facilitate XPO to perform the duties as described in Section 1 and 2.

5.

NEW PROJECT APPROVAL. XPO and MKGI recognize that XPO’s Services will include working on various projects for MKGI. XPO shall obtain the approval of MKGI prior to the commencement of a new project.

6.

TERM/TERMINATION. This Agreement shall be valid for an initial term of three years commencing on October 16, 2017 and ending on October 15, 2020, and can be extended upon mutual agreement of the parties as provided in Section 3(c).

7.

REPRESENTATIONS AND WARRANTIES OF XPO. XPO hereby represents and warrants to MKGI as follows:

a.

Authorization. This Agreement, when executed and delivered by XPO, will constitute a valid and legally binding obligation of XPO, enforceable in accordance with its terms, except as limited by applicable bankruptcy, insolvency, reorganization, moratorium, or other laws of general application relating to or affecting enforcement of creditors’ rights.

b.

Organization of XPO. XPO is a corporation duly organized, validly existing and in good standing under the laws of the state of Wyoming, USA.

c.

Accredited Investor. XPO is an “accredited investor” as defined in Rule 501(a) of Regulation D promulgated by the Securities and Exchange Commission (the “SEC”) under the Securities Act of 1933, as amended (the “Act”).

d.

Experience. XPO has substantial experience in evaluating and investing in non-public transactions of securities in companies similar to MKGI so that it is capable of evaluating the merits and risks of its investment in MKGI and has the capacity to protect its own interests.

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e.

Investment. XPO is acquiring the Shares for investment for XPO’s own account, not as a nominee or agent, and not with the view to, or for resale in connection with, any “distribution” thereof for purposes of the Act. XPO understands that the Shares have not been, and will not be, registered under the Act by reason of a specific exemption from the registration provisions of the Act, the availability of which depends upon, among other things, the bona fide nature of the investment intent and the accuracy of such XPO’s representations as expressed herein.

f.

Rule 144. XPO acknowledges that the Shares must be held indefinitely unless subsequently registered under the Act or unless an exemption from such registration is available. XPO is aware of the provisions of Rule 144 promulgated under the Act which permit limited resale of shares purchased in a non-public transaction subject to the satisfaction of certain conditions, including, among other things, the existence of a public market for the Shares, the availability of certain current public information about MKGI, the resale occurring not less than six months after full consideration for the securities has been paid or given, the sale being effected through a “broker transaction” or in transactions directly with a “market maker” and the number of shares being sold during any three-month period not exceeding specified limitations.

g.

Access to Data. XPO has had access to the most recent annual report on Form 10-K filed by MKGI with the SEC, and each interim report filed thereafter with the SEC, has had an opportunity to discuss MKGI’s business, management and financial affairs with MKGI’s management, and has also had an opportunity to ask questions of MKGI’s officers, which questions were answered to its satisfaction.

h.

Statutory Disqualification. Neither XPO nor any of its officers, directors, controlling persons, employees, representatives, agents, affiliates, or any other person providing Services to MKGI for or on behalf of XPO hereunder is or shall be during the term of this Agreement subject to statutory disqualification as defined in Section 3(a)(39) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) or Rule 506(d) under the Act.

i.

Legends. XPO understands that each share certificate evidencing the Shares issued hereunder shall be endorsed with substantially the following legends:

THE SHARES OF STOCK REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES ACT, AND MAY NOT BE SOLD OR TRANSFERRED UNLESS COMPLIANCE WITH THE REGISTRATION PROVISIONS OF SUCH ACTS HAS BEEN MADE OR UNLESS AVAILABILITY OF AN EXEMPTION FROM SUCH REGISTRATION PROVISIONS HAS BEEN ESTABLISHED, OR UNLESS SOLD PURSUANT TO RULE 144 UNDER THE SECURITIES ACT OF 1933, AS AMENDED.

8.

REPRESENTATIONS AND WARRANTIES OF MKGI. MKGI hereby represents and warrants to XPO as follows:

a.

Authorization. This Agreement, when executed and delivered by MKGI, will constitute a valid and legally binding obligation of MKGI, enforceable in accordance with its terms, except as limited by applicable bankruptcy, insolvency, reorganization, moratorium, or other laws of general application relating to or affecting enforcement of creditors’ rights.

b.

Issuance of the Shares. The Shares have been duly authorized and, when earned in accordance with this Agreement, will be duly and validly issued, fully paid and nonassessable, free and clear of all of all liens, encumbrances, interests and restrictions, except for restrictions on transfer imposed by applicable securities laws.

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9.

CONSULTANT NOT A BROKER-DEALER/ PROHIBITION FROM PARTICIPATION IN THE SALE OF SECURITIES. MKGI acknowledges that XPO is not licensed as a broker-dealer under applicable federal and state securities laws. Consequently, none of the Services hereunder are intended to be those of a broker-dealer. Pursuant to Rule 3a4-1 of the Exchange Act, XPO agrees not to perform, and MKGI expressly prohibits XPO from performing the following services: (a) making any sales of MKGI securities; (b) discussing the price of any MKGI securities; (c) delivering any offering materials for MKGI securities; (d) discussing the terms, rights or characteristics of any WMTC securities; and (e) discussing any investment in the business or securities of WMTC, except to direct any inquiries regarding the foregoing to authorized representatives of MKGI. XPO hereby represents and warrants to MKGI that XPO is not an associated person of a broker or dealer as defined in Rule 3a4-1 of the Exchange Act. At no time shall XPO provide services which would require XPO to be registered or licensed with any federal or state regulatory body or self-regulating agency.

10.

CONFIDENTIAL INFORMATION. XPO recognizes and acknowledges that certain information, including, but not limited to, information pertaining to the financial condition of MKGI, its systems, methods of doing business, agreements with customers or suppliers, or other aspects of the business of MKGI or which are sufficiently secret to derive economic value from not being disclosed (hereinafter “Confidential Information”) may be made available or otherwise come into the possession of XPO by reason of this engagement with MKGI. Accordingly, XPO agrees that neither it nor any agent, employee, or representative will (either during or after the term of this Agreement) disclose any Confidential Information to any person, firm, corporation, association, or other entity for any reason or purpose whatsoever or make use to its or their personal advantage or to the advantage of any third party, of any Confidential Information, without the prior written consent of MKGI. The parties hereto agree that the provisions of this Section shall not apply with respect to any information that XPO can document (i) is or becomes (through no improper action or inaction by XPO or any affiliate, agent, consultant or employee) generally available to the public, or (ii) was in its possession or known by it without any limitation on use or disclosure prior to the Effective Date. XPO shall, upon termination of this engagement, return to MKGI, and shall cause his agents, employees, and representatives to return to MKGI, all documents which reflect Confidential Information (including copies thereof). Notwithstanding anything heretofore stated in this paragraph, XPO’s obligations under this Agreement shall not, after termination of XPO’s engagement with MKGI, apply to information which has become generally available to the public without any action or omission of XPO (except that any Confidential Information which is disclosed to any third party by an employee or representative of MKGI who is authorized to make such disclosure shall be deemed to remain confidential and protectable under this provision).

11.

TRADING PRACTICES. So long as XPO is in possession of any material non-public information of MKGI, XPO shall not, directly or indirectly engage in the purchase or sale the common stock of MKGI. During the Term of this Agreement, and for a period of one year after the termination of this Agreement, XPO shall not, directly or indirectly, engage in any short selling activities of the common stock of MKGI.

12.

INDEPENDENT CONTRACTOR. XPO agrees that in performing this Agreement, it is acting as an independent contractor and not as an employee, representative, or agent of MKGI and shall provide all facilities and equipment necessary to fulfill its obligations hereunder. As an independent contractor, XPO shall make no representation as an agent or employee of MKGI, shall have no authority to bind MKGI or incur other obligations on behalf of MKGI, and shall not be eligible for any benefits which MKGI may provide to its employees. Likewise, MKGI shall have no authority to bind or incur obligations on behalf of XPO. All persons hired or retained by XPO to perform this Agreement, including, but not limited to, its employees, representatives, and agents, shall be employees or contractors of XPO and shall not be construed as employees or agents of MKGI in any respect. XPO shall be responsible for all taxes, insurance and other costs and payments legally required to be withheld or provided in connection with XPO’s performance of this Agreement, including without limitation, all withholding taxes, worker’s compensation insurance, and similar costs. XPO shall abide by all laws, rules, and regulations pertaining to the Services to be provided hereunder.

13.

EMPLOYEES. XPO’s employees, if any, who perform services for MKGI under this Agreement shall also be bound by the provisions of this Agreement.

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14.

MISCELLANEOUS.

a.

Notices. Any notice, demand, request, waiver or other communication required or permitted to be given pursuant to this Agreement must be in writing (including electronic format) and will be deemed by the parties to have been received (i) upon delivery in person (including by reputable express courier service) at the address set forth below; (ii) upon delivery by facsimile (as verified by a printout showing satisfactory transmission) at the facsimile number designated below (if sent on a business day during normal business hours where such notice is to be received and if not, on the first business day following such delivery where such notice is to be received); (iii) upon delivery by electronic mail (as verified by a printout showing satisfactory transmission) at the electronic mail address set forth below (if sent on a business day during normal business hours where such notice is to be received and if not, on the first business day following such delivery where such notice is to be received); or (iv) upon three business days after mailing with the United States Postal Service if mailed from and to a location within the continental United States by registered or certified mail, return receipt requested, addressed to the address set forth below. Any party hereto may from time to time change its physical or electronic address or facsimile number for notices by giving notice of such changed address or number to the other party in accordance with this section.

If to MKGI at:	Monaker Group, Inc.
2690 Weston Road
Suite 200
Weston, FL 33331
Attention: William Kerby
Email Address: bkerby@monakergroup.com

If to XPO at:	Exponential, Inc,
20024 Merridy Street
Chatsworth, CA 91311
Attention: Dom Einhorn
Email Address: dom@xpo2.org

b.

Entire Agreement. This Agreement contains the entire agreement of the parties and there are no other promises or conditions in any other agreement whether oral or written. This Agreement supersedes any prior written or oral agreements between the parties.

c.

Amendment. This Agreement may be modified or amended if the amendment is made in writing and is signed by both parties.

d.

Severability. If any provision of this Agreement shall be held to be invalid or unenforceable for any reason, the remaining provisions shall continue to be valid and enforceable. If a court finds that any provision of this Agreement is invalid or unenforceable, but that by limiting such provision it would become valid and enforceable, then such provision shall be deemed to be written, construed, and enforced as so limited.

e.

Waiver of Contractual Right. The failure of either party to enforce any provision of this Agreement shall not be construed as a waiver or limitation of that party’s right to subsequently enforce and compel strict compliance with every provision of this Agreement.

f.

Applicable Law. This Agreement and the rights and duties of the parties hereto shall be construed and determined in accordance with the laws of the State of Wyoming (without giving effect to any choice or conflict of law provisions).

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g.

Arbitration. Any controversies or disputes arising out of or relating to this Agreement shall be resolved by binding arbitration in accordance with the then-current Commercial Arbitration Rules of the American Arbitration Association. The parties shall select a mutually acceptable arbitrator knowledgeable about issues relating to the subject matter of this Agreement. In the event the parties are unable to agree to such a selection, each party will select an arbitrator and the two arbitrators in turn shall select a third arbitrator, all three of whom shall preside jointly over the matter. The arbitration shall take place at a location that is reasonably centrally located between the parties, or otherwise mutually agreed upon by the parties. All documents, materials, and information in the possession of each party that are in any way relevant to the dispute shall be made available to the other party for review and copying no later than 30 days after the notice of arbitration is served. The arbitrator(s) shall not have the authority to modify any provision of this Agreement or to award punitive damages. The arbitrator(s) shall have the power to issue mandatory orders and restraint orders in connection with the arbitration. The decision rendered by the arbitrator(s) shall be final and binding on the parties, and judgment may be entered in conformity with the decision in any court having jurisdiction. The agreement to arbitration shall be specifically enforceable under the prevailing arbitration law. During the continuance of any arbitration proceeding, the parties shall continue to perform their respective obligations under this Agreement. The arbitrators shall award to the prevailing party, if any, as determined by the arbitrators, all of its costs and fees. “Costs and fees” mean all reasonable pre-award expenses of the arbitration, including the arbitrators’ fees, administrative fees, travel expenses, out-of-pocket expenses such as copying and telephone, court costs, witness fees, and attorneys’ fees.

h.

Full Knowledge. By their signatures, the parties acknowledge that they have carefully read and fully understand the terms and conditions of this Agreement, that each party has had the benefit of counsel, or has been advised to obtain counsel, and that each party has freely agreed to be bound by the terms and conditions of this Agreement. To the extent that a party elects not to consult with such counsel, the party hereby waives any defense to inadequate representation by counsel.

i.

Exhibits. Each of the exhibits referenced in this Agreement is annexed hereto and is incorporated herein by this reference and expressly made a part hereof.

j.

Effect of Headings. The subject headings of the sections and subsections of this Agreement are included for convenience only and will not affect the construction of any of its provisions.

k.

Survival of Covenants, Etc. All covenants, representations and warranties made herein shall survive the making of this Agreement and shall continue in full force and effect until the obligations of this Agreement have been fully satisfied.

l.

Successors and Assigns. This Agreement shall be binding upon the parties and their successors and assigns and shall inure to the benefit of the other parties and successors and assigns.

m.

Drafting. This Agreement was drafted with the joint participation of the parties and/or their legal counsel. Any ambiguity contained in this Agreement shall not be construed against any party as the draftsman, but this Agreement shall be construed in accordance with its fair meaning.

n.

Counterparts. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument and shall become effective when counterparts have been signed by each party and delivered to the other parties hereto, it being understood that all parties need not sign the same counterpart. Execution may be made by delivery by facsimile or electronically.

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IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

Monaker Group, Inc.

By:	/s/ William Kerby
William Kerby, CEO

Exponential, Inc.

By:	/s/ Dom Einhorn
Dom Einhorn, Founder.

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